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SECURITIES AND EXCHANGE COMMISSION

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Firsthand Technology Value Fund, Inc.

(Name of Registrant as Specified in its Charter)

Donald R Chambers

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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On April 15, 2020, Donald R Chambers and its affiliates issued a press release announcing intent to present a stockholder proposal at Firsthand Technology Value Fund’s 2020 Annual Meeting of Stockholders.

A copy of the press release is filed herewith as Exhibit A.

Exhibit A

Firsthand Technology Value Fund (SVVC)
Why Change is Necessary

Investor Presentation
2020

By Donald R Chambers

April 22 2020

Votes for the 2020 SVVC Shareholder Meeting
by Don Chambers

In October 2019, I submitted a shareholder proposal for presentation at the May 2020 Shareholders Meeting of Firsthand Technology Value Fund (SVVC). I became a shareholder of SVVC in July 2018. I currently hold about 115,000 shares.

I urge my fellow shareholders to vote as follows:

☑ **Withhold All** - In the vote regarding the director nominees

☑ **Against** – Ratification of the Company's public accounting firm

☑ **For** - The non-binding stockholder proposal

There are two primary reasons for all three of these votes:

1. The massive drop in the market price of SVVC's stock
2. The massive expense ratio of SVVC

The Massive Drop in the Market Price of SVVC: 2012-2020

2012-2020 SVVC v. S&P 500 (source Yahoo Finance)



SVVC 8.320
^GSPC 2399.290
Open 7.300
High 7.300
Low 7.140
Close 7.170
Volume 104.00k
The S&P 500 Index
SVVC's Stock Price
2012
2013
2014
2015
8/15/2016
2018
2019
2020

All information in this document is for general information purposes only and should not be relied on as a basis for financial, investment or other decisions. The information represents interpretations I believe to be accurate, no warranties of any kind are made about it accuracy, reliability or completeness. Any reliance placed on this material is strictly at your own risk.

The Massive Expense Ratio Being Paid by SVVC Shareholders

Here are the total gross expenses deducted from the fund as reported by SVVC's management:

Year	2017	2018	2019
Total Gross Expenses	$4,604,022	$5,273,852	$4,393,092

Average Annual Expense = $4,756,989

Average Fund Expense Ratio

(expressed based on 7.219895 million average shares outstanding)

Share Price	Corresponding Expense Ratio
$3	22.0%
$4	16.5%

Source: SVVC 2019 Annual report and author's calculations

IT IS TIME TO RETRIEVE OUR MONEY FROM THIS MONEY PIT

At a market price of $4.00 per share SVVC's expense ratio (i.e., the annual performance drag from SVVC's expenses) is roughly 16.5% per year!

The Chambers shareholder proposal would call upon board members to exit asset positions and distribute the value to its shareholders. The Board has not been dedicated to shareholder interests: (source 2020 SVVC Proxy)

> In summary, the Board believes that approving Mr. Chambers proposal is unnecessary.

Voting against the selection of an accounting firm can force better disclosures of conflicts of interest and pressure management to defend shareholder interests!

It's our money… and it's our time to act.

Even before the recent pandemic, SVVC's stock has been a disaster when measured against reasonable indices:

SVVC's stock performance v. Indices: 2001-2019 (source 2020 SVVC Proxy)

Ticker	Description	Annual Return 4/28/2001 -10/24/2019
VTI	Total stock market ETF	9.5%
VB	Small stocks ETF	8.0%
SPBDCUP	S&P BDC Index	6.3%
SVVC		-8.9%

The explanation for the horrible performance is twofold: poor investment decisions and egregious expenses.

POOR PERFORMANCE EXTENDS TO OTHER FIRSTHAND FUNDS:

Firsthand Funds Have A Long History of Under-Performance:

Since Inception Returns to 12/31/2019: (source 2019 Annual Report of the funds)

	Fund	S&P 500
Firsthand Technology Opportunities Fund v. S&P 500	3.74%	6.70%
Firsthand Alternative Energy Fund v. S&P 500	-2.11%	8.55%

Fund Performance and Holdings Information (as of 12/31/19)
Firsthand Technology Opportunities Fund vs. Market Indices

	FIRSTHAND TECHNOLOGY OPPORTUNITIES FUND	NASDAQ COMPOSITE INDEX	S&P 500 INDEX
Since Inception (9/30/99)	3.74%	7.06%	6.70%
10-Year	16.14%	16.14%	13.54%
5-year	18.16%	15.00%	11.68%
3-year	27.73%	19.89%	15.25%
1-Year	28.51%	36.74%	31.48%

GROWTH OF A HYPOTHETICAL $10,000 INVESTMENT



INCEPTION DATE SEPTEMBER 30, 1999
TEFQX
NASDAQ
S&P 500
$21,044
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
Dec '99 Dec '00 Dec '01 Dec '02 Dec '03 Dec '04 Dec '05 Dec '06 Dec '07 Dec '08 Dec '09 Dec '10 Dec '11 Dec '12 Dec '13 Dec '14 Dec '15 Dec '16 Dec '17 Dec '18 Dec '19

Fund Performance and Holdings Information (as of 12/31/19)
Firsthand Alternative Energy Fund vs. Market Indices

	FIRSTHAND ALTERNATIVE ENERGY FUND	WILDERHILL CLEAN ENERGY INDEX	S&P 500 INDEX
Since Inception (10/29/07)	-2.11%	-9.67%	8.55%
10-Year	-0.38%	-3.78%	13.54%
5-year	3.61%	5.81%	11.68%
3-year	13.39%	23.85%	15.25%
1-Year	40.59%	59.22%	31.48%

GROWTH OF A HYPOTHETICAL $10,000 INVESTMENT



INCEPTION DATE OCTOBER 29, 2007
ALTEX
WILDERHILL
S&P 500
$7,712
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
Dec '07 Dec '07 Dec '08 Dec '09 Dec '10 Dec '11 Dec '12 Dec '13 Dec '14 Dec '15 Dec '16 Dec '17 Dec '18 Dec '19

SOURCE OF POOR PERFORMANCE

What are the Possible Reasons for Such a Long and Broad History of Under-Performance? Consider These Two Potential Explanations:

1. Lack of Skill, Knowledge or Diligence

   There appears to be numerous Firsthand funds no longer existing after poor performance (see Appendix 1)

2. Conflicts of Interest

   There appears to be potential conflicts of interest that have not been disclosed in SVVC's annual report. (for potential example see Appendix 2)

PLEASE SUPPORT MY EFFORTS TO RIGHT SVVC's WRONGS WITH YOUR VOTES AS SHAREHOLDERS:

Together we can protect our interests as shareholders!

Please feel free to contact me:

Donald R Chambers
Email: DonaldRChambers@gmail.com
Phone: (610) 360-4176

Thank you.

Appendix 1 Previous Firsthand Funds

Nov. 6, 2002 — Firsthand Funds is planning to merge its $23-million Firsthand Communications Fund (TCFQX) into its $409-million Firsthand Technology Value Fund (TVFQX).

"The main reason we want to merge the Communications fund is the poor outlook for the telecommunications sector," said Phil Mosakowski, director of marketing at Firsthand Capital Management....

...Both portfolios have suffered badly. Year to date through November 5, the Communications fund plunged 58.3%, while the Technology Value fund dropped 55.3%. In calendar 2001, the Communications fund lost 60.7%, and the Technology Value fund lost 44%.

Firsthand's Communications fund invests at least 80% of its assets in communications companies, while the Technology Value fund invests at least 80% of its assets in high-tech companies, and is not limited to companies in the communications industry. Technology Value is managed by Firsthand's president, Kevin Landis, while Communications fund is managed by Firsthand Capital's research team.

Mosakowski said the team that presently manages the Communications fund will continue to run the Firsthand e Commerce Fund (TEFQX) and the Firsthand Global Technology Fund (GTFQX). Landis also runs Firsthand Technology Leaders Fund (TLFQX) and Firsthand Technology Innovators Fund (TIFQX).

Source: https://www.thinkadvisor.com/2002/11/08/firsthand-to-merge-communications-fund/

Source: Firsthand's ANNUAL REPORT DATED 12/31/2002

FUND	INCEPTION DATE
Firsthand Technology Value Fund	May 20, 1994*
Firsthand Technology Leaders Fund	December 10, 1997
Firsthand Technology Innovators Fund	May 20, 1998
Firsthand e-Commerce Fund	September 30, 1999
Firsthand Global Technology Fund	September 29, 2000

PERIOD RETURNS (AVERAGE ANNUAL TOTAL RETURNS AS OF 12/31/02)

FUND	Q4 '02 TOTAL*	1-YEAR	3-YEAR	5-YEAR
FIRSTHAND TECHNOLOGY VALUE FUND(R)	22.48%	-56.15%	-39.53%	-4.50%
FIRSTHAND TECHNOLOGY LEADERS FUND	21.44%	-43.53%	-37.99%	1.42%
FIRSTHAND TECHNOLOGY INNOVATORS FUND	28.60%	-54.76%	-41.61%	*
FIRSTHAND E-COMMERCE FUND	32.48%	-37.54%	-47.96%	*
FIRSTHAND GLOBAL TECHNOLOGY FUND	19.21%	-52.92%	*	*
NASDAQ	14.07%	-31.26%	-30.79%	-2.88%
DJIA	10.59%	-15.01%	-8.50%	2.85%
S&P 500	8.44%	-22.10%	-14.53%	-0.58%

RETURNS SINCE INCEPTION (AVERAGE ANNUAL TOTAL RETURNS AS OF 12/31/02)



FUND (INCEPTION DATE)	AVERAGE ANNUAL TOTAL RETURN	NASDAQ	DJIA	S&P 500
FIRSTHAND TECHNOLOGY VALUE FUND(R)(5/20/94**)	12.42%	7.66%	11.87%	9.83%
FIRSTHAND TECHNOLOGY LEADERS FUND (12/10/97)	1.54%	-3.47%	2.47%	-0.67%
FIRSTHAND TECHNOLOGY INNOVATORS FUND (5/20/98)	-0.10%	-6.49%	-0.03%	-3.60%
FIRSTHAND E-COMMERCE FUND (9/30/99)	-38.14%	-19.65%	-4.71%	-9.72%
FIRSTHAND GLOBAL TECHNOLOGY FUND (9/29/00)	-46.57%	-35.91%	-8.56%	-18.35%



Firsthand

Firsthand Funds

ANNUAL REPORT TO SHAREHOLDERS

Firsthand Technology Value Fund®
Firsthand Technology Leaders Fund
Firsthand Technology Innovators Fund
Firsthand e-Commerce Fund
Firsthand Global Technology Fund
Firsthand Alternative Energy Fund

December 31, 2007

PERFORMANCE SUMMARY

PERIOD RETURNS (average annual total returns as of 12/31/07)

Fund	1-Year	3-Year	5-Year	10-Year	Exp. Ratio
Firsthand Technology Value Fund	23.39%	14.74%	19.74%	6.94%	1.93%
Firsthand Technology Leaders Fund	13.99%	11.25%	16.71%	8.80%	1.95%
Firsthand Technology Innovators Fund	17.13%	5.27%	9.65%	•	1.95%
Firsthand e-Commerce Fund	15.31%	13.08%	17.56%	•	1.95%
Firsthand Global Technology Fund	16.93%	7.05%	16.75%	•	1.95%
Firsthand Alternative Energy Fund	•	•	•	•	2.10%
Lipper Science and Technology Fund Index	16.76%	9.51%	15.65%	5.67%	•
NASDAQ Composite Index	10.66%	7.65%	15.46%	5.90%	•
S&P 500 Index	5.49%	8.61%	12.81%	5.90%	•

On the date of the reorganization, April 15, 2011, all shares of Firsthand Technology Value Fund (TVFQX) were sold and the proceeds used to buy shares of Firsthand Technology Value Fund, Inc. (SVVC). All shareholders received a 1099-DIV for the 2011 tax year, which reported the taxable liquidating distribution. All shares received during this reorganization transaction have a cost basis of $27.01. Any shares purchased after April 15, 2011 will have a new cost basis, which will be reflected on your transaction statement.

Source:
The Quarterly Newsletter of Firsthand Technology Value Fund, Spring 2014 ...

Name of Trustee	**Dollar Range of Equity Securities Held in the Funds**
Kevin Landis	
Firsthand Technology Value Fund	Over $100,000
Firsthand Technology Leaders Fund	Over $100,000
Firsthand Technology Innovators Fund	Over $100,000
Firsthand e-Commerce Fund	Over $100,000
Firsthand Global Technology Fund	Over $100,000

Source Firsthand's S.A.I.
4/29/2005

Appendix 2 Potentially Undisclosed SVVC Potential Conflicts of Interest

SECURITIES HELD BY DIRECTORS AND KEY MANAGEMENT PERSONNEL

The directors and key management personnel of the Company are shown together with their holdings of common shares and options, held directly or indirectly:

	Direct		Indirect	
	Common Stock	Options	Common Stock	Options
John Hoffman	1,441,870	3,348,659	—	—
Dr. Joseph Monkowski	1,445,683	3,339,089	—	—
Ryan Benton	195,000	201,000	—	—
Kevin Landis (1)	—	—	231,535	—
David Michael	—	—	—	—
Peter McGregor	—	—	—	—
Omesh Sharma	1,041,870	2,021,357	—	—
	4,124,423	8,910,105	231,535	—

(1) Common stock held by Silicon Valley Investor Holdings Pty Ltd, of which Kevin Landis is the majority shareholder.

Director Transactions

PVS directors must report any change in shareholding to the ASX within 5 business days.

See Director Transactions for all ASX companies.

Date	Director	Type	Amount	Price	Value	Notes
23/05/19	Peter McGregor	Issued	100,000	$1.620	$162,000	Issue of options.
28/11/18	Kevin Landis	Buy	+55,749	$1.799	$100,315	On-market trade.
27/11/18	Kevin Landis	Buy	+150,000	$1.720	$258,000	On-market trade.
26/11/18	Kevin Landis	Buy	+20,000	$1.720	$34,400	On-market trade.
23/11/18	Kevin Landis	Buy	+5,786	$1.628	$9,421	On-market trade.

Sources: Pivotal Systems Annual report 2018

https://www.sec.gov/Archives/edgar/data/1495584/000110465919015604/a19-3435_1ex99d1.htm

and ASX:

https://www.marketindex.com.au/asx/pvs

Name of entity	Pivotal Systems Corporation
ARBN	626 346 325

We (the entity) give ASX the following information under listing rule 3.19A.2 and as agent for the director for the purposes of section 205G of the Corporations Act.

Name of Director	Kevin Landis
Date of last notice	28 November 2018

Part 1 - Change of director's relevant interests in securities

In the case of a trust, this includes interests in the trust made available by the responsible entity of the trust

Note: In the case of a company, interests which come within paragraph (i) of the definition of "notifiable interest of a director" should be disclosed in this part.

Direct or indirect interest	Indirect
Nature of indirect interest (including registered holder) Note: Provide details of the circumstances giving rise to the relevant interest.	Silicon Valley Investor Holdings Pty Ltd
Date of change	28 November 2018
No. of securities held prior to change	Indirect • 175,786 CDIs (held by Silicon Valley Investor Holdings Pty Ltd[1])
Class	Chess Depository Interests (**CDIs**)
Number acquired	55,749 CDIs
Number disposed	Nil
Value/Consideration Note: If consideration is non-cash, provide details and estimated	AU$100,315.71
No. of securities held after change	Indirect • 231,535 CDIs (held by Silicon Valley Investor Holdings Pty Ltd[1])
Nature of change Example: on-market trade, off-market trade, exercise of options, issue of securities under dividend reinvestment plan, participation in buy-back	Purchase of CDIs on market.

Source: https://www.asx.com.au/asxpdf/20181129/pdf/440rzvykxy0xtk.pdf

Appendix A Detailed expenses from SVVC 2019 Annual Report

	FOR THE YEAR ENDED DECEMBER 31, 2019	FOR THE YEAR ENDED DECEMBER 31, 2018	FOR THE YEAR ENDED DECEMBER 31, 2017
EXPENSES			
Investment advisory fees (Note 4)	3,405,735	4,128,311	2,975,982
Administration fees	141,714	207,292	187,846
Custody fees	15,070	32,123	22,152
Transfer agent fees	33,353	35,176	33,017
Registration and filing fees	30,700	30,600	23,100
Professional fees	432,337	375,496	535,293
Printing fees	172,820	62,376	195,892
Trustees fees	200,000	200,000	137,500
Compliance fees	118,780	114,648	107,640
Miscellaneous fees	53,513	87,830	174,670
TOTAL GROSS EXPENSES	4,604,022	5,273,852	4,393,092

Note: Source 2019 Annual Report. *Net* expenses would include adjustments for incentive fees. The figures above to not include increased or decreased incentive fees accrued. Net figures have been volatile and are not used in expense ratio estimates here because they are not indicative of the ongoing expense drag (now that incentive fees seem very unlikely).

Appendix B: Estimated effect of using net expenses rather than gross

The difference between the net and gross expenses is recognition of changes in accrued incentive fees. Basically the accrued incentive fees came (note the positive 1,691,040 and 7,570,807 for 2017 and 2018 – totaling 9,261,847) and went (note the negative 9,261,847)

The computation of expense ratios in this presentation are based on averages of the last three years to "normalize" them. Note that averaging the three net expense figures generates the same three-year ratio as averaging the gross expenses – which is another reason that the three-year average was used!

	FOR THE YEAR ENDED DECEMBER 31, 2019	FOR THE YEAR ENDED DECEMBER 31, 2018	FOR THE YEAR ENDED DECEMBER 31, 2017
TOTAL GROSS EXPENSES	4,604,022	5,273,852	4,393,092
Incentive fee adjustments (Note 4)	(9,261,847)	7,570,807	1,691,040
TOTAL NET EXPENSES	(4,657,825)	12,844,659	6,084,132

Source: 2019 SVVC Annual Report

Appendix C: The discounts quarterly on SVVC stock v. NAV

SVVC's common stock traded at a massive 64% discount from its reported Net Asset Value:

Date	Closing Share Price	Net Asset Value	Discount
Mar-18	$11.29	$24.59	54%
Jun-18	$14.17	$25.48	44%
Sep-18	$16.94	$29.18	42%
Dec-18	$11.20	$26.55	58%
Mar-19	$13.27	$26.30	50%
Jun-19	$9.31	$21.93	58%
Sep-19	$7.65	$21.16	64%
Dec-19	$6.43	$17.70	64%
Mar-20	$3.71	TBA	TBA

Compiled From the 2019 SVVC Annual Report, market data and Authors Calculations

Appendix D: The number of shares outstanding

In order to simplify the analysis, a single, rounded figure was used for estimating per share figures over the three years of data in the 2019 annual report.

Shares outstanding, end of years 2017-2019
7,178,770
7,178,770
7,302,146
Avg: 7,219,895

In order to simplify the analysis, the average number of shares outstanding in each year was averaged over the 2019 annual report's three years of data

Appendix E: Level 3 Values

How Does SVVC estimate the asset values:

FAIR VALUE MEASUREMENT. In accordance with the guidance from the Financial Accounting Standards Board on fair value measurements and disclosures under GAAP, the Company discloses the fair value of its investments in a hierarchy that prioritizes the inputs to valuation techniques used to measure the fair value. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (Level 3 measurements).

The guidance establishes three levels of the fair value hierarchy as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the date of measurement.

Level 2 - Observable inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These inputs may include quoted prices for the identical instrument in an inactive market, prices for similar instruments in an active or inactive market, interest rates, prepayment speeds, credit risks, yield curves, default rates, and similar data.

Level 3 - Unobservable inputs for the asset or liability, to the extent relevant observable inputs are not available, representing the Company's own assumptions about the assumptions a market participant would use in valuing the asset or liability based on the best information available.

Source: 2019 SVVC Annual Report

And How Many Level 3 Assets (with "unobservable inputs") Does SVVC Have?...... **About 94% !**

ASSETS	LEVEL 1 QUOTED PRICES	LEVEL 2 OTHER SIGNIFICANT OBSERVABLE INPUTS	LEVEL 3 SIGNIFICANT UNOBSERVABLE INPUTS
Total	$ 6,271,663	$ —	$ 114,282,924

Appendix F: Details on Unsustainable Fees

Here are the Key Points on SVVC's Unsustainable Fees:

The fees paid by SVVC's shareholders are calculated based on the fund's reported asset values which may overstate the market values implied by the fund's stock price

The asset values are determined based on procedures presumably overseen by SVVC using "unobservable inputs" and presumably substantially based on accounting data provided by portfolio companies controlled by SVVC.

The fund collects fees on these hypothetical valuations made using a process that is potentially subject to potential conflicts of interest- some of which may be undisclosed.

Appendix G: Board Positions in SVVC

The Independent Directors Have Had Almost No Reported Holdings of the Stock

Source 2019 SVVC Annual report

Name of Beneficial Owner of Common Stock	Number of Shares
Independent Directors	
Greg Burglin	0
Kimun Lee	700
Nicholas Petredis	0
Rodney Yee	0

SVVC declines 68% while S&P 500 Rises 193%

Source: SVVC 2019 Annual Report

PERFORMANCE GRAPH

The graph and table below compares the cumulative total return of holders of our common stock with the cumulative total returns of the S&P 500 Index and the NASDAQ Composite Index. The comparison assumes that the value of the investment in our common stock and in the index (including reinvestment of dividends) was $10,000 on April 18, 2011 (our inception date), and tracks it through December 31, 2019.


$40,000
$30,000
$20,000
$10,000
$0
Dec 31,
Dec 31,
Dec 31,
Dec 31,
Dec 31, 2015
Dec 31, 2016
Dec 31, 2017
Dec 31, 2018
Dec 31, 2019
$36,219 NASDAQ Composite
$29,348 S&P 500
$3,150 SVVC

INVESTMENT SELECTION

The Investment Adviser seeks to maximize the potential for capital appreciation.